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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 5, 2001
                                                        -----------------

                           Petroleum Helicopters, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Louisiana
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                 (State of Other Jurisdiction of Incorporation)

        0-9827                                          72-0395707
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(Commission File Number)                     (IRS Employer Identification No.)

2001 S. E. Evangeline Thruway, Lafayette, LA               70508
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 (Address of Principal Executive Offices)                (Zip Code)

                                 (800) 235-2452
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              (Registrant's Telephone Number, Including Area Code)

   2121 Airline Drive, Suite 400, PO Box 578, Metairie, Louisiana 70001-5979
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.  Changes in Control of Registrant

         On September 5, 2001, Al A. Gonsoulin purchased in a privately negotiated transaction 1,423,780 shares of voting common stock of Petroleum Helicopters, Inc. ("PHI") from the Suggs Family Fund, LLC and on September 11, 2001, Mr. Gonsoulin purchased an additional 58,480 shares of PHI voting common stock from Carroll W. Suggs. The stock acquired in these two transactions represents 28% of the total equity outstanding and approximately 52% of the total voting securities of PHI. The transactions did not involve PHI or any of its officers and directors other than Carroll W. Suggs, Chairman of PHI and managing member of the Suggs Family Fund, LLC.

         According to a Schedule 13D filed by Mr. Gonsoulin with the Securities and Exchange Commission on September 19, 2001, the source of the funds used in making the purchases was obtained by Mr. Gonsoulin using an unsecured personal line of credit. Mr. Gonsoulin did not provide PHI with the terms of the line of credit or the name of the lender, and PHI has no independent knowledge of the source or terms of the financing arranged by Mr. Gonsoulin.

         Also, the Schedule 13D did not indicate that Mr. Gonsoulin has any plans or proposals that relate to or would result in the acquisition of additional PHI securities, a business combination, any changes to PHI's Board of Directors, management, business corporate structure or governance documents. PHI is not aware of any arrangements among the prior and current control persons with respect to election of directors or other matters, or any arrangements that may result in a future change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PETROLEUM HELICOPTERS, INC
                                       BY

                                       /s/ LANCE F. BOSPFLUG
                                       --------------------------------
                                       Lance F. Bospflug
                                       President and CEO

                                       DATE: September 19, 2001